EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia High Yield Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.

1)	Issuer:             Winn Dixie Senior Notes
	Date of Purchase:   3/22/2001
	Underwriter from whom Purchased:
                          Merrill Lynch & Co.
	Affiliated Underwriters:
        FleetBoston Corp.
	Other Members of Syndicate:
	                    First Union
	                    Nesbitt Burns
	                    Suntrust Securities
                          CIBS Securities
                          Credit Lyonnais
	                    BMO
	Aggregate dollar amount of purchase:
			        $2,500,000 par
	Aggregate dollar amount of offering:
				  $300,000,000
	Purchase price (net of fees and expenses):
	                    $100.00 per share
	Date offering commenced:
				  3/9/2001
	Commission:		  $56,250

2)	Issuer:             Tricon Global Restaurant
	Date of Purchase:   4/9/2001
	Underwriter from whom Purchased:
                          Goldman Sachs & Co.
	Affiliated Underwriters:
FleetBoston Robertson Stephens
	Other Members of Syndicate:
	                    JP Morgan/Chase Securities
	                    Salomon Smith Barney
	                    Merrill Lynch & Co.
                          Banc One Capital Markets
                          Sun Trust Equitable Sec.
	Aggregate dollar amount of purchase:
			        $3,250,000 par
	Aggregate dollar amount of offering:
				  $200,000,000
	Purchase price (net of fees and expenses):
	                    $100.00 per share
	Date offering commenced:
					4/9/2001
	Commission:			1%



3)	Issuer:             MacDermid, Inc.
	Date of Purchase:   6/15/2001
	Underwriter from whom Purchased:
                        First Boston (Credit Suisse)
	Affiliated Underwriters:
        Fleet Securities
	Other Members of Syndicate:
	                    Banc of America Securities
		              ABN Amro
	Aggregate dollar amount of purchase:
			        $1,000,000 par
	Aggregate dollar amount of offering:
				  $301,500,000
	Purchase price (net of fees and expenses):

  $99.505 per share
	Date offering commenced:
				  6/15/2001
	Commission:		  $22,500



4)	Issuer:             Extended Stay America
	Date of Purchase:   6/20/2001
	Underwriter from whom Purchased:
                          Morgan Stanley Dean Witter
	Affiliated Underwriters:
        Fleet Securities
	Other Members of Syndicate:
	                    Goldman Sachs & Co.
		              Merrill Lynch & Co.
                          Bear Stearns & Co.
	Aggregate dollar amount of purchase:
		              $3,500,000 par
	Aggregate dollar amount of offering:
				  $300,000,000
	Purchase price (net of fees and expenses):

  $98.100 per share
	Date offering commenced:
				  6/20/2001
	Commission:		  $66,500



5)	Issuer:             Airgas, Inc. (144A)
	Date of Purchase:   7/25/2001
	Underwriter from whom Purchased:
                          Goldman Sachs & Co.
	Affiliated Underwriters:
        Fleet Securities
	Other Members of Syndicate:
	                 Banc of America Securities LLC
		           BNY Capital Markets
                        CIBC World Markets
	Aggregate dollar amount of purchase:
			      $250,000 par
	Aggregate dollar amount of offering:
				$225,000,000
	Purchase price (net of fees and expenses):

$97.625 per share
	Date offering commenced:
				7/25/2001
	Commission:		$5,937


6)	Issuer:           AmerisourceBergen
	Date of Purchase: 8/09/2001
	Underwriter from whom Purchased:
                        First Boston (Credit Suisse)
	Affiliated Underwriters:
      Fleet Securities
	Other Members of Syndicate:
	                 Banc of America Securities LLC
		           JP Morgan Chase Securities
                       First Union Securities
                       Scotia Capital
                       Mizuho International plc
	Aggregate dollar amount of purchase:
				$1,500,000
	Aggregate dollar amount of offering:
				$500,000,000
	Purchase price (net of fees and expenses):

$98.125 per share
	Date offering commenced:
				8/09/2001
	Commission:		$1,875